AMENDED AND RESTATED BYLAWS
of
TECHE HOLDING COMPANY

As Adopted on March 29, 2011

ARTICLE I

Home Office

The home office of Teche Holding Company (the “Corporation”) shall be at 1120 Jefferson Terrace Boulevard, New Iberia, Louisiana.  The Corporation may also have offices at such other places within or without the State of Louisiana as the board of directors shall from time to time determine.

ARTICLE II

Stockholders

SECTION 1.  Place of Meetings.  All annual and special meetings of stockholders shall be held at the home office of the Corporation or at such other place within or without the State of Louisiana as the board of directors may determine and as designated in the notice of such meeting.

SECTION 2.  Annual Meeting.  A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

SECTION 3.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called at any time by the majority of the board of directors or the president, and only such persons as are specifically permitted to call meetings by the Louisiana Business Corporation Law, as amended, in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 4.  Conduct of Meetings.  Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors.  The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

SECTION 5.  Notice of Meetings.  Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid.  If a stockholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.  When any stockholders’ meeting, either annual or special, is adjourned for 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6.  Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders.  Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7.  Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 8.  Proxies.  A shareholder may cast or authorize the casting of a vote by filing an appointment of a proxy with an officer of the Corporation in the manner provided by the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

SECTION 9.  Voting.  At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him.  Unless otherwise provided in the Articles of Incorporation, by the laws of Louisiana, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

SECTION 10.  Voting of Shares in the Name of Two or More Persons.  When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 11.  Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian trustee or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 12.  Inspectors of Election.  In advance of any meeting of stockholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof.  The number of inspectors shall be either one or three.  If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting.  If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include:  determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 13.  Stockholder List.  A complete record of the stockholders entitled to vote at any meeting of stockholders, or any adjournment thereof, shall be made, arranged in alphabetical order, with the number and class of shares held by each stockholder, which record shall be kept open at the time and place of such meeting for the inspection by any stockholder.  Inspection by stockholders of the stockholder list or any other books and records of the Corporation, shall be made in accordance with the provisions of Louisiana law.

SECTION 14.  Nominating Committee.  The board of directors shall act as a nominating committee for selecting the management nominees for election as directors.  Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting.  Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation’s Articles of Incorporation.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The business and affairs of the Corporation shall be under the direction of its board of directors.  The board of directors shall annually elect a president and a chief executive officer from among its members and may also elect a chairman of the board from among its members.  The board of directors shall designate, when present, either of the chairman of the board or president to preside at its meetings.

SECTION 2.  Number, Term and Election.  The board of directors shall consist of eleven members and shall be divided into three classes as nearly equal in number as possible.  The members of each class shall be elected for a term of three years and until their successors are elected or qualified.  The board of directors shall be classified in accordance with the provisions of the Corporation’s Articles of Incorporation.  Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of stockholders at which a quorum is present.  The board of directors may increase the number of members of the board of directors but in no event shall the number of directors be increased in excess of fifteen.

SECTION 3.  Qualifications.  Each director of the Corporation must at all times be a resident of the State of Louisiana and the beneficial owner of not less than 100 shares of capital stock of the Corporation.  For the purpose of this section, “resident” means any natural person who occupies a dwelling within Louisiana, has an intention to remain within Louisiana for a period of time (manifested by establishing a physical, on-going, non-transitory presence within Louisiana) and continues to reside in Louisiana for the term of his or her directorship.

SECTION 4.  Place of Meetings.  All annual and special meetings of the board of directors shall be held at the home office of the Corporation or at such other place within or without the State in which the home office of the Corporation is located as the board of directors may determine and as designated in the notice of such meeting.

SECTION 5.  Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than this Bylaw at such time and date as the board of directors may determine.

SECTION 6.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the chairman of the board or president, or by two-thirds of the directors.  The persons authorized to call special meetings of the board of directors may fix any place within or without the State of Louisiana as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

SECTION 7.  Nominating Committee.  The board of directors shall act as a nominating committee for selecting the nominees for election as directors.  Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting.  Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 8.  Notice.  Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent be telegram.  Any director may waive notice of any meeting by a writing filed with the secretary.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 9.  Quorum.  A majority of the number of directors fixed by Section 2 of Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 8 of Article III.

SECTION 10.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the laws of Louisiana.

SECTION 11.  Action Without a Meeting.  Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

SECTION 12.  Resignation.  Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or president.  Unless otherwise specified herein, such resignation shall take effect upon receipt thereof by the chairman of the board or president.

SECTION 13.  Vacancies.  Any vacancy occurring in the board of directors shall be filled in accordance with the provisions of the Corporation’s Articles of Incorporation.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office.  The term of such director shall be in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 14.  Removal of Directors.  Directors may be removed in the manner provided in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

SECTION 15.  Compensation.  Directors, as such, may receive a stated fee for their services.  By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors.  Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.  Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 16.  Directors Emeritus.  The Board of Directors may, by the affirmative vote of a majority of the directors present at any meeting, appoint one or more Directors Emeritus to serve as advisors or consultants to the Board of Directors and may provide for their reasonable compensation pursuant to Article III, Section 15 hereof.  A Director Emeritus shall have previously served as a director of the Corporation or a successor entity.  Directors Emeritus must attend a meeting of the Board of Directors in order to receive compensation hereunder and may also be appointed to serve on committees of the Board as advisors.  Directors Emeritus shall not have the right to vote at Board meetings on any matters concerning the Corporation.  Directors Emeritus may be reappointed by the affirmative vote of a majority of the directors present at any meeting.  The term of a Director Emeritus shall not exceed one year.

SECTION 17.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who votes in favor of such action.

ARTICLE IV

Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof.  Each committee shall consist of one or more directors of the Corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board.  Any member of any such committee may resign at any time by giving notice to the Corporation provided, however, that notice to the board, the chairman of the board, the chairman of such committee, or the secretary shall be deemed to constitute notice to the

Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

ARTICLE V

Officers

SECTION 1.  Positions.  The officers of the Corporation shall be a chairman of the board, a president, a chief executive officer, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors.  The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer.  The board of directors may designate one or more vice presidents as executive vice president or senior vice president.  The board of directors may designate the treasurer as chief financial officer.  The board may designate the president as chief executive officer.  The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require.  The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine.  In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3.  Removal.  Any officer may be removed by vote the vote of the majority of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5.  Remuneration.  The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1.  Contracts.  To the extent permitted by applicable law, and except as otherwise prescribed by the Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.

SECTION 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII

Certificates for Shares and Their Transfer

SECTION 1.  Certificates for Shares.  The shares of the Corporation shall be represented by certificates signed by the chairman of the board of directors, by the president or vice president, by the treasurer/chief financial officer or by the secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2.  Form of Share Certificates.  All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof:  that the Corporation is organized under the laws of the State of Louisiana; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value.  Other matters in regard to the form of the certificates shall be determined by the board of directors.

SECTION 3.  Payment for Shares.  No certificate shall be issued for any shares until such share is fully paid.

SECTION 4.  Form of Payment for Shares.  The consideration for the issuance of shares shall be paid in accordance with the provisions of Louisiana law.

SECTION 5.  Transfer of Shares.  Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books.  Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation.  Such transfer shall be made only on surrender for cancellation of the certificate for such shares.  The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 6.  Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Louisiana law or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7.  Lost Certificates.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 8.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year of the Corporation shall end on the last day of September of each year.  The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

ARTICLE IX

Dividends

Subject to the provisions of the Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation’s outstanding capital stock.  Dividends may be paid in cash, in property or in the Corporation’s own stock out of surplus.

ARTICLE X

Corporate Seal

The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

ARTICLE XI

Indemnification

SECTION 1.  Indemnification.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

SECTION 2.  Advancement of Expenses.  Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section 1 of this Article XI may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

SECTION 3.  Other Rights.  The indemnification and advancement of expenses provided by or pursuant to this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors  and administrators of such person.

SECTION 4.  Insurance.  A corporation may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Corporation would have been required to indemnify the person against the liability under the provisions of this Article XI.

SECTION 5.  Security Fund; Indemnify Agreements.  By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article XI.

SECTION 6.  Modification.  The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article XI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article XI, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section 5 of this Article XI, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

SECTION 7.  Proceedings Initiated by Indemnified Persons.  Notwithstanding any other provision of this Article XI, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

SECTION 8.  Limitation under Federal Law.  The obligations of the Corporation under this Article XI to provide indemnification and to make advance payment of expenses are subject to compliance with applicable provisions of Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), and with the federal regulations implementing such provisions.

SECTION 9.  Savings Clause.  If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XI that shall not have been invalidated and to the full extent permitted by applicable law.

If Louisiana law is amended to permit further indemnification of the directors, officers, employees and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by Louisiana law, as amended.  Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of such repeal or modification.

ARTICLE XII

Amendments

The Bylaws may be altered, amended or repealed or new Bylaws may be adopted in the manner set forth in the Articles of Incorporation.